SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.    )

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
               SEVEN FIELDS DEVELOPMENT (PA), INC.
     (Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
 Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

SEVEN FIELDS DEVELOPMENT (PA), INC.
2200 Garden Drive
Suite 200
Mars, Pennsylvania  16046

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 27, 1998

     Notice is hereby given that the Annual Meeting of the Shareholders of Seven Fields Development (PA), Inc. will be held at The Sheraton Northwest/ Warrendale, 910 Sheraton Drive, Warrendale, Pennsylvania, on Friday,
March 27, 1998, at 8:30 A. M. Local Time, for the following purposes:

     (1) To vote on the election of three directors of the Corporation to serve for a three-year term.
     (2) To ratify the appointment of O'Connor, Greenblatt and Company as independent auditors of the Corporation for the fiscal year ending October 31, 1998.
     (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on January 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED BY NOTICE TO THE SECRETARY OF THE CORPORATION, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

Samuel A. Goldberg

SAMUEL A. GOLDBERG
Secretary

February 12, 1998

YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ACCOMPANYING
THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEVEN FIELDS DEVELOPMENT (PA), INC.
2200 Garden Drive
Suite 200
Mars, Pennsylvania  16046

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MARCH 27, 1998

GENERAL INFORMATION

     This Proxy Statement is being furnished to the shareholders of Seven Fields Development (PA), Inc. (the "Corporation"), in connection with the solicitation by the Board of Directors of the Corporation of the accompanying Proxy for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on March 27, 1998 and at any adjournments thereof.
This Proxy Statement is first being mailed to shareholders of the Corporation on or about February 12, 1998.

     At the Annual Meeting, the shareholders will be asked to elect two persons to the Board of Directors of the Corporation, to hold office for a term of three years and until their respective successors are duly elected and qualified and to ratify the appointment of O'Connor, Greenblatt and Company as independent public accountants to audit the financial statements of the Corporation for the fiscal year ending October 31, 1998. It is not anticipated that any other matters will come before the Annual Meeting.

VOTING AT THE MEETING

Proxies

     Shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock") may be voted by shareholders in person or by proxy. Holders of Common Stock are entitled to one vote per share on all matters.

     When the Proxy enclosed herewith is properly executed and returned, the shares represented by it will be voted in accordance with the directions thereon or, if no directions are indicated, the Proxy will be voted "FOR" election to the Board of Directors of the three nominees listed in this Proxy Statement, and "FOR" ratification of O'Connor, Greenblatt and
Company as auditors for the Corporation for the fiscal year ending October 31, 1998. If any other matters should be presented at the Annual Meeting upon which a vote may properly be taken, it is intended that the shares represented by Proxies at such meeting will be voted on such matters in accordance with the sole discretion of the Board of Directors of the Corporation.

     If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time prior to its exercise, either by giving written notice of revocation to the Secretary of the Corporation (at Seven Fields Development (PA), Inc., Attention: Secretary, 2200 Garden Drive, Suite 200, Mars, Pennsylvania 16046), or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Record Date and Holders of Record

     The close of business on January 30, 1998, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Corporation had outstanding 2,905,682 shares of Common Stock, held of record by approximately 2,196 persons. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will be necessary to constitute a quorum at the Annual Meeting.

Vote Required

     Approval of the proposal to elect the nominees as directors requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of the proposal to ratify the selection of O'Connor, Greenblatt and Company as the Corporation's auditors requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on such matters.

Proxy Solicitation and Expenses

     Proxies are being solicited by and on behalf of the Board of Directors of the Corporation. All expenses of this solicitation, including the cost of mailing, will be borne by the Corporation. Directors, officers and employees of the Corporation may, at no additional compensation, use telephone and other means of communication to request the holders of Common Stock to return proxies. The Corporation will not pay any compensation for the solicitation of proxies, but may reimburse to nominees, fiduciaries and other custodians their reasonable expenses in sending proxy materials to their principals and obtaining their voting instructions.

ELECTION OF DIRECTORS

     The Corporation's Board of Directors has fixed the number of directors at seven in accordance with the By-laws of the Corporation. The By-laws provide that directors chosen to succeed those directors whose terms expire shall be elected for a term of three years. Accordingly, two directors are to be elected at this Annual Meeting, and their term of office will expire in 2001. In the event that any of the nominees is unable to serve as a director for any reason, the persons named in the enclosed proxy will vote for such substituted nominees as shall be designated by the Corporation's Board of Directors.

     The Board of Directors recommends that the shareholders vote FOR the election of the two persons named below, all of whom have expressed their willingness to serve. Information regarding the nominees for election as directors of the Corporation is set forth below. For information concerning the continuing directors, see "Directors of the Corporation".

Robert A. Janusey is Vice President of Shilor Industrial Contractors, Inc., a commercial and industrial construction firm located in Lawrence, Pennsylvania which Mr. Janusey co-founded in 1986. Prior to founding Shiloh, Mr. Janusey was a project manager in the civil construction division of Chapman Corp. from 1980 to 1986 and a draftsman for Janusey and Associates from 1976 to 1980. Mr. Janusey received an Asociate of Science Degree in engineering from Lees McRae College and a Bachelor of Science degree in civil engineering from Geneva College.

Cheryl Kirchner was elected a director in March 1997 to fill a vacancy created by the retirement of Guy E. Bubb. Ms. Kirchner is a registered nurse with over 20 years experience in the fields of health care management and the development of patient care systesm. She received a Bachelor's Degree from Youngstown
State University with a major in Nursing, and a Master's Degree in Health Service Administration from St. Francis College. As owner of a geriatric care management service, she developed systems of support for the edlerly and their families. Currently she is employed at the University of Pittsburgh in the Department of Neurological Surgery.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected, subject to shareholder ratification, O'Connor, Greenblatt and Company to act as the Corporation's independent public accountants to audit the financial statements of the Corporation for the fiscal year ending October 31, 1998. O'Connor, Greenblatt and Company has served as the independent auditors for the Corporation's subsidiary Seven Fields Development Company and its predecessor, Seven Fields Development Corporation ("Seven Fields") since 1988 and as the Corporation's independent auditors for the fiscal year ended October 31, 1997.

     Representatives of O'Connor, Greenblatt and Company are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. Such representatives will be available to respond to appropriate questions from the shareholders.

     The Board of Directors recommends that shareholders vote FOR the ratification of the selection of O'Connor, Greenblatt and Company as the independent public accountants of the Corporation.

SECURITY OWNERSHIP

     The following table sets forth information as of the Record Date regarding the amount and nature of ownership of Common Stock by each of the continuing directors of the Corporation, each nominee for director and each executive officer listed in the Summary Compensation Table, and by all of the directors and executive officers of the Corporation as a group. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table. [CAPTION]
Name and Address of           Amount and Nature of    Percentage of
Beneficial Owner(1)           Beneficial Ownership    Outstanding
                                                      Common Stock
Paul Voytik                   13,599.89  (2)          *
George K. Wright              14,173.63  (2)          *
Samuel A. Goldberg               745.97               *
Robert A. Janusey                     0               0
William J. Janusey             2,451.40 (2)           *
Cheryl Kirchner                1,183.61               *
Alexander Lindsay, Jr.                0               0
Michael H. Burkhart                   0               0
All directors and executive
officers of the Corporation
 as a group (9 persons)       32,154.50               1.39%

* Indicates ownership of less than 1% of the Corporation's outstanding Common Stock.
(1) Address of each person is c/o the Corporation, 2200 Garden Drive, Suite 200, Mars, Pennsylvania 16046.
(2)  All shares held jointly with spouse.

     The Corporation knows of no person who has or shares voting power and/ or investment power with respect to more than 5% of the Corporation Stock.

DIRECTORS OF THE CORPORATION

     Certain information about the continuing directors of the Corporation and the director nominees is set forth below. Each of the directors serves for a three year term expiring in the year indicated. Each of the directors is also a director of the Corporation's subsidiaries, Seven Fields (DEL), Inc. and Seven Fields Management, Inc., which is the sole trustee of Seven Fields.
[CAPTION]
                                                    Director of the
Name                  Age       Director of Seven   Corporation       Term
                                Fields Since        Since            Expires

Michael H. Burkhart   54        1996                1996              1999
Samuel A. Goldberg    73        1988                1994              1999
Robert A. Janusey1    46        N/A                 N/A               N/A
William J. Janusey    74        1989                1994              1998
Cheryl Kirchner1      50        1997                1997              1998
Alexander Lindsay, Jr.51        1990                1994              2000
Paul Voytik           73        1988                1994              2000
George K. Wright      71        1988                1994              2000

Michael H. Burkhart has been a certified public accountant since 1972 and is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the National Association of Certified Valuation Analysts. Mr. Burkhart has practiced in public accounting since 1968, and was a partner with Hinds, Lind, Miller and Co., Certified Public Accountants, until 1995 when he founded his present firm. Much of Mr. Burkhart's professional background involved working with construction and development companies in the tax, accounting and management services areas.

Samuel A. Goldberg was employed by the Mine, Safety and Health Administration of the United States Department of Labor, as Manager of an Analytical Laboratory for Industrial Hygiene from 1970 to December 1985 when he retired. As manager, his responsibilities included preparing a budget, determining personnel and equipment requirements and preparing bid submission on chemical analysis instruments. He currently serves as a member of the Board of Directors of East Boro's J.W.V. Housing Corporation and East Boro's J.W.V. Homeless Veterans Corporation. Mr. Goldberg is Secretary and Treasurer of the Corporation and each of its subsidiaries.

William J. Janusey is an architect who has been in private practice for over 30 years. His experience consists of the design of schools, residences, motels, historical restorations, churches, public institutions, hospitals, commercial establishments, interior decorating, and light industrial plants. In 1960 he opened an office for the practice of architecture in Pittsburgh, Pennsylvania and functioned under the name of William J. Janusey & Associates. His experience involved the complete design and supervision of entire projects up to $14,000,000 in cost, and included all phases of building design and construction, such as management, contract preparation, administration, negotiations with banking authorities, control of all construction documents, writing of specifications, submitting cost estimates, bidding procedures and field supervision of construction work. Over 1,200 buildings have been constructed to date from the firm's design and construction drawings and specifications during the past 30 years.

Alexander H. Lindsay, Jr. is the President of the law form of Lindsay, Jackson & Martin, PC in Butler, Pennsylvania, and specializes the litigation. He is a former Butler County and Cranberry Township solicitor. From 1975 until 1980, he was an Assistant United States Attorney for the Western District of Pennsylvania, and from 1977 until 1980 he was Chief of the Public Corruption Section of the United States Attorney's Office in Pittsburgh. From 1972 to 1973 he was an Assistant District Attorney for Butler County. He is a
1968 graduate of Washington and Jefferson College and a 1971 graduate of the University of Pittsburgh School of Law. Mr. Lindsay is a director of Southwest National Corp. and its subsidiary, Southwest National Bank.

Paul Voytik has been Chairman, President and Chief Executive Officer of the Corporation, Seven Fields (DEL), Inc. and Seven Fields Management, Inc. since their organization in 1994 and has been Chairman and Chief Executive Officer of Seven Fields since Janaury 1989 and President of Seven Fields since
February 1988. He was employed at Westinghouse Electric Corporation for 29 years, 24 of which he served as an Engineering Manager, until his retirement in November 1985. Thereafter, he served as a consultant to Westinghouse until 1986. From 1986 until 1995 he was Vice President and a director of Piedmont Atlantic Corporation, which engages in land development in Chapel Hill, North Calolina. He has over 35 years of experience in building, contracting, and land development.

George K. Wright has been Vice President of the Corporation, Seven Fields
(DEL), Inc. and Seven Fields Management, Inc., since 1994 and Vice President of Seven Fields since February 1988. He was employed by Gulf Research & Development for 42 years until his retirement in February 1985. At the time of his retirement, he held the position of Director of Safety Security & Fire Prevention for a 95-acre research complex of Gulf Oil Corporation.

     The Board of Directors of the Corporation met 14 times during the fiscal year ended October 31, 1997 ("Fiscal 1997"). Each of the directors attended at least 75% of the meetings of the Board of Directors during Fiscal 1997.

     The Board of Directors of the Corporation does not have an audit, nominating, compensation or other committee. The duties that would be delegated to such committees are handled by the full Board. Each director is paid a fee of $500 per Board meeting attended.
[CAPTION]
EXECUTIVE OFFICERS AND COMPENSATION

     The Corporation's executive officers are identified below.

                                                        Officer of Seven
Name                   Age     Position                 Fields Since

Paul Voytik (1)        73      President                1988
George K. Wright (1)   71      Executive Vice President 1988
Samuel A. Goldberg (2) 73      Secretary and Treasurer  1988
Darell Craig           47      Chief Executive Officer  1991
Lynn Hoffman-Kyle      43      Chief Financial Officer  1997

1  For biographical information, see "Election of Directors".
2  For biographical information, see "Directors of the Corporation".

     Darell Craig was appointed Chief Operating Officer of the Corporation, Seven Fields (DEL), Inc. and Seven Fields Management, Inc. in 1994 and of Seven Fields in September 1991. Mr. Craig was named Chief Executive Officer in 1997. A graduate of the University of Pittsburgh, Mr. Craig has been manager of land development and single/multifamily home construction for over twenty years.

Lynn Hoffman-Kyle, prior to being named Chief Financial Officer in December 1997, was employed by the Corporation as Controller since 1988. A graduate of Pennsylvania State University, Ms. Hoffman-Kyle has held various accounting positions for over twenty years.

Summary Compensation Table

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Corporation's chief executive officer during each of the last three fiscal years. No officer or director of the Corporation had total annual salary and bonus in excess of $100,000 during any of the last three fiscal years.
[CAPTION]
Summary Compensation Table

                                                  Long-term compensation
                       Annual compensation      Awards             Payouts

Name                                          Re-                       All
and                                           strict-                   Other
principal       Fis-                          ed        Options/        Compen-
position        cal  Salary    Bonus Annual   Stock     SARs    Payouts sation
                Year $         $     Comp($)  Awards($) (#)     ($)     ($)
(a)             (b)  (c)       (d)   (e)      (f)       (g)     (h)     (i)

Paul Voytik
(President &    1997  $39,655  0     0        N/A       0       N/A     0
Chief Exec.     1996   38,746  0     0        N/A       0       N/A     0
Officer) (1)    1995   32,118  0     0        N/A       0       N/A     0

1. Represents amounts earned in his capacity as President and Chief Executive Officer of the Corporation's subsidiary, Seven Fields.

1998 SHAREHOLDER PROPOSALS

     To be eligible for presentation at the Corporation's next annual meeting, shareholder proposals must be received by the Secretary of the Corporation at its main office not later than October 15, 1998.

BY ORDER OF THE BOARD OF DIRECTORS,

Paul Voytik
President and CEO

Date:  February 12, 1997

SEVEN FIELDS DEVELOPMENT (PA), INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 27, 1998
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul Voytik and Lynn Hoffman-Kyel or either of them, agents and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned and vote the share of Common Stock of SEVEN FIELDS DEVELOPMENT (PA), INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting to be held March 27, 1998 or any adjournment(s) thereof, upon all matters that may properly come before the Annual Meeting:

1. To elect each of the following nominees as directors for the ensuing three years:
ROBERT A. JANUSEY                        FOR           WITHHOLD
CHERYL KIRCHNER                          FOR           WITHHOLD

2. To ratify the selection of O'CONNOR, GREENBLATT AND COMPANY as independent auditors for the Corporation for the fiscal year ended October 31, 1998
       FOR                         AGAINST              ABSTAIN
3. In their discretion to vote upon such other matters as may properly come before the Annual Meeting.

IF YOUR PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" APPROVAL OF ALL PROPOSALS LISTED ABOVE.

Date:                                           , 1998

PLEASE SIGN AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SIGN HERE


Please sign exactly as name appears hereon. When signing as executor, trustee, etc., or as corporation officer, give full title as such. For joint accounts provide both signatures.